INVESTMENT MANAGEMENT AGREEMENT

     INVESTMENT MANAGEMENT AGREEMENT made this 23rd day of July, 2013, by and between FT CAYMAN SUBSIDIARY, a Cayman Islands exempted company (the "Company"), and FIRST TRUST ADVISORS L.P., an Illinois limited partnership (the "Adviser").

     WHEREAS, the Company is a wholly-owned subsidiary of the First Trust Morningstar Managed Futures Strategy Fund (the "Fund"), a series of First Trust Exchange-Traded Fund V (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

     WHEREAS, the purpose of the Company is to facilitate the implementation of the Fund's investment strategies, particularly with respect to commodity futures and other commodity-related derivative instruments; and

     WHEREAS, the Company desires to retain the Adviser as investment adviser, to furnish certain investment advisory, portfolio management and administrative services to the Company, and the Adviser is willing to furnish such services.

                                  WITNESSETH:

     In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

      1. The Company hereby engages the Adviser to act as the investment adviser for, and to manage the investment and reinvestment of the portfolio assets of the Company and to administer the Company's affairs to the extent requested by and subject to the supervision of the Board of Directors of the Company for the period and upon the terms herein set forth. The investment and reinvestment of the Company's assets shall be subject to (i) the policies, restrictions and limitations as set forth in the Fund's then current registration statement under the l940 Act, as such may be amended from time to time (the "Registration Statement"), (ii) the Company's Memorandum of Association and Articles of Association, as such may be amended from time to time (the "Charter Document"),
(iii) directions from the Company's Board of Directors and (iv) all applicable laws and the regulations, including the applicable provisions of the laws of the Cayman Islands and the United States, including the Investment Advisers Act of 1940, as amended, and to the extent required, the 1940 Act, the Commodity Exchange Act, as amended, and the Internal Revenue Code of 1986, as amended.

The Adviser accepts such employment and agrees during such period to render such services, to furnish office facilities and equipment (if the Company maintains an office) and clerical, bookkeeping and administrative services (other than such services, if any, provided by the Company's transfer agent, administrator or other service providers) for the Company, to permit any of its officers or employees to serve without compensation as directors or officers of the Company if elected to such positions, and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall at its own expense furnish all executive and other personnel and office space and office facilities (if any) required to render the investment management and administrative services set forth in this Agreement. In the event that the Adviser pays or assumes any expenses of the Company not required to be paid or assumed by the Adviser under this Agreement, the Adviser shall not be obligated hereby to pay or assume the same or similar expense in the future; provided, that nothing contained herein shall be deemed to relieve the Adviser of any obligation to the Company under any separate agreement or arrangement between the parties.

      2. Except as otherwise provided herein or authorized by the Board of Directors of the Company from time to time, the Adviser shall for all purposes herein provided be deemed to be an independent contractor and shall neither have the authority to act for nor represent the Company in any way, nor otherwise be deemed an agent of the Company.

      3. For the services and facilities described in Section 1, the Company shall not pay compensation to the Adviser; rather, the Adviser will be compensated by the Fund in accordance with the fee schedule set forth in Schedule A to the investment management agreement between the Adviser and the Trust on behalf of the Fund dated July 23, 2013 (the "Fund Management Agreement").

The services of the Adviser to the Company under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

     4. During the term of this Agreement, the Adviser shall pay all of the expenses of the Company (including the cost of transfer agency, custody, fund administration, legal, audit and other services and license fees, if any) but excluding interest, taxes, brokerage commissions and other expenses connected with the execution of portfolio transactions, and extraordinary expenses.

      5. The Adviser shall arrange for suitably qualified officers or employees of the Adviser to serve, without compensation from the Company, as directors, officers or agents of the Company, if duly elected or appointed to such positions, and subject to their individual consent and to any limitations imposed by law.

      6. For purposes of this Agreement, brokerage and other commissions paid by the Company upon the purchase or sale of securities or other assets for the Company shall be considered a cost of securities or assets of the Company and shall be paid by the Company.

      7. Notwithstanding anything to the contrary in this Agreement, and subject to the Company's Charter Document, and unless otherwise specified by notice from the Company to the Adviser, the Adviser may, in the name of the Company, place orders for the execution of transactions hereunder with or through any broker, dealer, futures commission merchant, bank or any other agent or counterparty that the Adviser may select in its own discretion. Adviser shall negotiate and may execute all futures agreements, options agreements, ISDA Master Agreements, Credit Support Annexes and other contracts and agreements related to derivatives transactions and holdings of the Company. The Company shall cooperate with the Adviser in setting up and maintaining brokerage accounts, futures accounts, and other accounts the Adviser deems advisable to allow for the purchase or sale of various forms of securities and other instruments pursuant to this Agreement.

      8. In selecting the persons, brokers, dealers or futures commission merchants to execute the portfolio transactions on behalf of the Company, the Adviser is directed to use its commercially reasonable efforts to obtain best execution, which includes most favorable net results and execution of the Company's orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. Subject to approval by the Company's Board of Directors and to the extent permitted by and in conformance with applicable law (including Rule 17e-1 under the 1940 Act), the Adviser may select brokers, dealers, futures commission merchants or other persons affiliated with the Adviser. It is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Company, or be in breach of any obligation owing to the Company under this Agreement or otherwise, solely by reason of its having caused the Company to pay a member of a securities exchange, a broker or a dealer a commission for effecting a portfolio transaction for the Company in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Adviser's overall responsibilities with respect to its accounts, including the Company, as to which it exercises investment discretion.

     In addition, the Adviser may, to the extent permitted by applicable law, aggregate purchase and sale orders of portfolio investments with similar orders being made simultaneously for other accounts managed by the Adviser or its affiliates, if in the Adviser's reasonable judgment such aggregation shall result in an overall economic benefit to the Company, taking into consideration the selling or purchase price, brokerage commissions and other expenses. In the event that a purchase or sale of an asset of the Company occurs as part of any aggregate sale or purchase orders, the objective of the Adviser and any of its affiliates involved in such transaction shall be to allocate the portfolio investment so purchased or sold, as well as expenses incurred in the transaction, among the Company and other accounts in an equitable manner. Nevertheless, the Company acknowledges that under some circumstances, such allocation may adversely affect the Company with respect to the price or size of the portfolio investments obtainable or salable. Whenever the Company and one or more other clients of the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by the Adviser to be equitable to each, although such allocation may result in a delay in one or more client accounts being fully invested that would not occur if such an allocation were not made. Moreover, it is possible that due to differing investment objectives or for other reasons, the Adviser and its affiliates may purchase securities or other instruments of an issuer for one client and at approximately the same time recommend selling or sell the same or similar types of securities or instruments for another client.

     The Adviser will not arrange purchases or sales of portfolio investments between the Company and other accounts advised by the Adviser or its affiliates unless (a) such purchases or sales are in accordance with applicable law (including Rule 17a-7 under the 1940 Act) and the policies and procedures of the Fund and Company, (b) the Adviser determines the purchase or sale is in the best interests of the Company, and (c) the Company's Board of Directors has approved these types of transactions.

     To the extent the Company seeks to adopt, amend or eliminate any objectives, policies, restrictions or procedures in a manner that modifies or restricts Adviser's authority regarding the execution of the Company's portfolio transactions, the Company agrees to use reasonable commercial efforts to consult with the Adviser regarding the modifications or restrictions prior to such adoption, amendment or elimination.

     The Adviser will communicate to the officers and directors of the Company and/or the Fund such information relating to transactions for the Company as they may reasonably request. In no instance will portfolio investments be purchased by or sold to the Adviser or any affiliated person of either the Company or the Adviser, except as may be permitted under the 1940 Act.

         The Adviser further agrees that it:

            (a) will use the same degree of skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

            (b) will conform in all material respects to all applicable rules and regulations of the Securities and Exchange Commission (including to the extent required, the 1940 Act) and Commodity Futures Trading Commission ("CFTC"), applicable provisions of Cayman Islands law and will comply in all material respects with all policies and procedures adopted by the Board of Directors for the Company and communicated to the Adviser and, in addition, will conduct its activities under this Agreement in all material respects in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory, commodity pool operator and commodity trading advisory activities;

            (c) will report regularly to the Board of Directors of the Company and the Board of Trustees of the Trust (generally on a quarterly basis) and will make appropriate persons available for the purpose of reviewing with representatives of the Board of Directors of the Company and Board of Trustees of the Trust on a regular basis at reasonable times the management of the Company, including, without limitation, review of the general investment strategies of the Company, the performance of the Company's investment portfolio in relation to relevant standard industry indices and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Board of Directors of the Company or Board of Trustees of the Trust; and

            (d) will prepare and maintain such books and records with respect to the Company's securities and other transactions as required under applicable law (including the 1940 Act and rules thereunder as if the Company were required to be registered under the 1940 Act) and will prepare and furnish the Company's Board of Directors and the Trust's Board of Trustees such periodic and special reports as the Board of Directors or Board of Trustees, respectively, may reasonably request. The Adviser further agrees that all records which it maintains for the Company are the property of the Company, and the Adviser will surrender promptly to the Company any such records upon the request of the Company (provided, however, that Adviser shall be permitted to retain copies thereof); and shall be permitted to retain originals (with copies to the Company) to the extent required under Rule 204-2 of the Investment Advisers Act of 1940 or other applicable law.

      9. Subject to applicable statutes and regulations, it is understood that officers, trustees, or agents of the Company are, or may be, interested persons (as such term is defined in the 1940 Act and rules and regulations thereunder) of the Adviser as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Adviser may be interested persons of the Company otherwise than as trustees, officers or agents.

     10. The Adviser shall not be liable for any loss sustained by reason of the purchase, sale or retention of any security, futures contract or other instrument, whether or not such purchase, sale or retention shall have been based upon the investigation and research made by any other individual, firm or corporation, if such recommendation shall have been selected with due care and in good faith, except loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

     11. Subject to approval by the Board of Trustees of the Trust, including by the vote of a majority of the Trustees of the Trust who are not parties to the Fund Management Agreement or "interested persons" of the Trust or Adviser (as such term is defined in the 1940 Act) (the "Disinterested Trustees") cast in person at a meeting called for the purpose of voting on such approval, the Directors of the Company and any other approvals as required by applicable law (after taking into effect any exemptive order, no-action assurances or other relief upon which the Company may rely), the Adviser may retain one or more sub-advisers at the Adviser's own cost and expense for the purpose of furnishing one or more of the services described in Section 1 hereof with respect to the Company. In addition, the Adviser may adjust from time to time the duties delegated to any sub-adviser, the portion of portfolio assets of the Company that the sub-adviser shall manage and the fees to be paid to the sub-adviser pursuant to any sub-advisory agreement or other arrangement entered into in accordance with this Agreement, subject to the approvals of the Board of Trustees of the Trust, including by the vote of a majority of the Disinterested Trustees cast in person at a meeting called for the purpose of voting on such approval, the Directors of the Company, and any other approvals as required under applicable law (after taking into account any exemptive order, no-action assurances or other relief upon which the Company may rely). Retention of a sub-adviser shall in no way reduce the responsibilities or obligations of the Adviser under this Agreement and the Adviser shall be responsible to the Company for all acts or omissions of any sub-adviser in connection with the performance of the Adviser's duties hereunder.

     12. The Trust acknowledges that the Adviser now acts, and intends in the future to act, as an investment adviser to other managed accounts and as investment adviser or sub-investment adviser to one or more other investment companies or series of investment companies. In addition, the Company acknowledges that the persons employed by the Adviser to assist in the Adviser's duties under this Agreement will not devote their full time to such efforts. It is also agreed that the Adviser may use any supplemental research obtained for the benefit of the Company in providing investment advice to its other investment advisory accounts and for managing its own accounts.

     13. This Agreement shall be effective on the date set forth above, provided it has been approved by (i) the Board of Directors of the Company, (ii) the Board of Trustees of the Trust, including the vote of a majority of the Disinterested Trustees of the Trust, cast in person at a meeting called for the purpose of voting on such approval and (iii) a vote of a majority of the outstanding voting securities of the Fund. This Agreement shall continue in effect until the two-year anniversary of the date of its effectiveness, unless and until terminated as hereinafter provided, and shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved by (i) the Board of the Company, (ii) the vote of the holders of a majority of the outstanding voting securities of the Fund or the Board of Trustees of the Trust and (iii) the vote of a majority of the Disinterested Trustees of the Trust, cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement shall automatically terminate in the event of its assignment, and may be terminated at any time without payment of any penalty by the Board of Trustees of the Trust, by the Company or by the Adviser upon sixty
(60) days' written notice to the other parties. The Company may effect termination by action of the Board of Directors or by vote of a majority of the outstanding voting securities of the Company, accompanied by appropriate notice. This Agreement shall also terminate automatically and immediately upon the termination of the Fund Management Agreement. The shareholders of the Fund may therefore terminate this Agreement by terminating the Fund Management Agreement. This Agreement may be terminated, at any time, without the payment of any penalty, by the Board of Directors of the Company, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Company, in the event that it shall have been established by a court of competent jurisdiction that the Adviser, or any officer or director of the Adviser, has taken any action which results in a breach of the material covenants of the Adviser set forth herein. Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation, described in Section 3, earned prior to such termination and for any additional period during which the Adviser serves as such for the Company, subject to applicable law. The terms "assignment" and "vote of the majority of outstanding voting securities" herein shall have the same meanings set forth in the 1940 Act and the rules and regulations thereunder.

     14. This Agreement may be amended or modified only by a written instrument executed by both parties, subject to consent by the Company's Board of Directors, the Trust's Board of Trustees (including by the vote of a majority of the Disinterested Trustees of the Trust) and if required by applicable law (including applicable Securities and Exchange Commission rules, regulations or orders), the vote of a majority of the outstanding voting securities of the Fund.

     15. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder shall not be thereby affected.

     16. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for receipt of such notice.

     17. This Agreement shall be construed in accordance with applicable federal law of the United States and the laws of the State of Illinois.

     18. The Adviser will commence managing the account of the Company as an exempt account under CFTC Rule 4.7 and provides the following advisory in connection therewith:


      PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR THIS ACCOUNT DOCUMENT.

     The Company consents to its account being an exempt account under CFTC Rule 4.7.

      IN WITNESS WHEREOF, the Company and the Adviser have caused this Agreement to be executed on the day and year above written.


                                           FT Cayman Subsidiary

                                           By: /s/ Mark R. Bradley
                                             -----------------------------------
                                             Name:
                                             Title:


ATTEST: /s/ Donald Swade
       ------------------------
Name:  Donald Swade
Title: Vice President


                                           FIRST TRUST ADVISORS L.P.

                                           By: /s/ James M. Dykas
                                             -----------------------------------
                                             Name:
                                             Title:


ATTEST: /s/ Donald Swade
       -------------------------
Name:  Donald Swade
Title: Vice President